                                 EXHIBIT 24

                              POWER OF ATTORNEY


          Each person whose signature appears below designates and appoints WILLIAM W. SHERERTZ, JACK D. WILLIAMSON, JR., and CHRISTOPHER J. McLAUGHLIN, and each of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Barrett Business Services, Inc., a Maryland corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 300,000 shares of common stock of Barrett Business Services, Inc., and options and other awards relating thereto to be issued pursuant to the Barrett Business Services, Inc., 1993 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

          IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 10th day of August, 1994.

Signature                          Title
- ---------                          -----

/s/ WILLIAM W. SHERERTZ            President and Director
William W. Sherertz


/s/ JACK D. WILLIAMSON, JR.        Vice President-Finance, Treasurer
Jack D. Williamson, Jr.              and Director


/s/ ROBERT R. AMES                 Director
Robert R. Ames


/s/ JEFFREY L. BEAUDOIN            Director
Jeffrey L. Beaudoin


/s/ ANTHONY MEEKER                 Director
Anthony Meeker


/s/ STANLEY G. RENECKER            Director
Stanley G. Renecker